EXHIBIT 21.1

CNL Macquarie Global Growth Trust, Inc.

Subsidiaries of the Registrant

1.)        CNL Macquarie Growth TRS, LLC, a Delaware limited liability company

2.)        CNL Macquarie Growth, LP, a Delaware limited partnership